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                                                                    EXHIBIT 23.3


(MPP&W LOGO)                                   (PKF NORTH AMERICAN NETWORK LOGO)




CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Valley Forge Scientific Corp. on Form S-4 (No. 333-125521) of our report on the consolidated financial statements of Synergetics, Inc. and Subsidiaries dated September 26, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.


/s/ MPP&W P.C.
St. Louis, Missouri
August 11, 2005



1034 S. Brentwood Blvd.                             2500 Old Highway 94 South
Suite 1700                                          Suite 203
St. Louis, Missouri 63117                           St. Charles, Missouri 63303
(314) 862-2070                                      (636) 441-5800
Fax: (314) 862-1549              www.mppw.com       Fax: (636) 922-3139